UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report – May 4, 2010
(Date of earliest event reported)

MACE SECURITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22810	03-0311630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044
(Address of principal executive offices)           (Zip Code)

(267) 317-4009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

          On May 4, 2010, an arbitration panel of the American Arbitration Association awarded Louis D. Paolino, the former Chief Executive Officer of Mace Security International, Inc. (“Mace” or the “Company”) the sum of $4,148,912 in connection with Mr. Paolino’s claims against the Company.  As previously disclosed in the Company’s filings under the Securities Exchange Act of 1934, the Company and Mr. Paolino have been waiting for a decision in the Arbitration Proceeding, described in the Company’s Form 10-K for year ended 2009.  The arbitration panel found that Mr. Paolino did not engage in willful misconduct, and was therefore entitled to a severance payment under his Employment Agreement upon his termination as Chief Executive Officer of the Company on May 20, 2008.

The award consists of $3,851,000, as the severance payment due under Mr. Paolino’s Employment Agreement, plus interest and a payment of $1,000 for Mr. Paolino’s defamation claim.  The panel dismissed Mr. Paolino’s claim for additional stock options having the value of $322,606, but directed the Company to rescind the cancellation of 1,769,682 options which were cancelled by the Company upon Mr. Paolino’s termination. Mr. Paolino was given until July 10, 2010 to exercise these restored options. The panel also denied the Company’s counterclaim for conversion of its property by Mr. Paolino and held that there was no basis for imposition of punitive damages.

The Company is reviewing the Arbitration Award and is considering its options.  The Company has the cash available to pay the Arbitration Award without disrupting its business.

The Press Release issued by the Company is attached as an Exhibit to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

 (d)    Exhibits.  The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release Dated May 5, 2010.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	May 5, 2010	Mace Security International, Inc.

		By:	/s/ Gregory M. Krzemien
Gregory M. Krzemien
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated May 5, 2010